Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced Cell Technology, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 22, 2006 relating to the consolidated financial statements of Advanced Cell Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California
January 25, 2007